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EXHIBIT 10.46

                       FULLY DISCLOSED CLEARING AGREEMENT
                                    AMENDMENT


This amendment modifies and changes certain provisions of the Fully Disclosed Clearing Agreement dated October 3, 1996, as amended prior to the date hereof ("Agreement") between A.B. Watley, Inc., a New York corporation ("Correspondent"), and Penson Financial Services, Inc., a North Carolina corporation ("Penson").

The  modifications  are  as  follows:

1. Notwithstanding anything to the contrary in Section 8(a)(ii), Penson shall only be permitted to insert higher prices into any revised Schedule A to the extent that its out-of-pocket cost for providing the applicable services set forth therein has increased (it being understood and agreed that (a) such costs must arise from or in connection with actions taken by, or mandated by, unaffiliated third parties and (b) any such revision shall be made in accordance with the procedures set forth in Section 8(a)(ii)).

2. Section 12(a) is hereby deleted in its entirety and modified in lieu thereof to read:

 "This Agreement shall remain in force until July 31, 2007. Subsequent to this initial term, either party may terminate this Agreement by giving thirty (30) days written notice to the other party. During the term of this Agreement, Correspondent agrees to clear all of its cash, margin, option and similar accounts through Penson and shall not use any other broker-dealer in connection with any account clearing activity except Correspondent may (a) continue to use Bank of New York as its clearing broker for institutional trading (i) during the existing current term of the clearing agreement with Bank of New York (without giving effect to automatic or requested extensions of such term) and (ii) after the period in clause (i), solely to the extent Penson either does not offer comparable or better pricing and service for institutional trading of the type to be conducted by Correspondent, and (b) utilize other clearing broker for trades that are executed outside of the United States of America that are not facilitated by the Licensed Software (as defined in the Software License Agreement dated the date hereof among Correspondent, A.B. Watley Group, Inc. and Integrated Trading Solutions, Inc."

3. Section 12(b) is amended by inserting "(a)" before clause "(i)" and by adding the following clause (b):

"(b)       Notwithstanding Section 12(a), Penson may terminate this Agreement at any  time  by  giving  written  notice  to  Correspondent  in  the  event  that:

     (i) a party (other than Integrated Trading Solutions, Inc. ("Integrated")) fails to perform any of its obligations under the License Agreement dated as of July 31, 2002 among Integrated, Correspondent and A.B. Watley Group Inc.("ABW"), in any material respect after the expiry of

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          any  cure  period  directly relating to such failure set forth in such
          License  Agreement;

     (ii) a material breach (as determined in accordance with Section 9.3 of the Asset Purchase Agreement dated as of July 31, 2002 ("Asset Purchase Agreement") among Correspondent, ABW and Integrated) by a party (other than Integrated and its affiliates, as applicable) or its affiliate(s) under the Asset Purchase Agreement, under any agreement or instrument contemplated by the Asset Purchase Agreement, or under any of the Related Documents (as defined in the Asset Purchase Agreement), in each case after the expiry of any cure period directly relating to such breach set forth in the Asset Purchase Agreement, the applicable agreement or instrument or the applicable Related Document;

     (iii) any breach of a payment obligation with respect to any debt owed by Correspondent or its affiliates in favor of Penson or its affiliates under the terms of the Related Documents (or under any future agreement or instrument between any of Correspondent and/or any of its affiliates and Penson, in each case after the expiry of any cure period directly relating to such breach set forth in the applicable Related Document, agreement or instrument);

     (iv) Correspondent fails to treat as confidential information subject to the provisions of Section 13 of the Agreement the prices set forth in Schedule A; provided that Correspondent may provide such information to prospective investors and lenders who execute a confidentiality agreement in form and substance satisfactory to Penson and who are not current or prospective customers or competitors of Penson as well as, when required by applicable law, regulation, directive or order, to governmental entities and the NASD, SEC and applicable securities exchanges or other regulatory bodies that have supervisory jurisdiction with respect to Correspondent.

 In addition, any breach by Correspondent, ABW or their affiliates of a Related Document that results in a termination by the non-breaching party of such Related Document shall give rise to an immediate right to terminate the Agreement (without any requirement for any additional grace or cure period as set forth hereinabove in the first paragraph of this clause (b); provided, further, that no notice or other action shall be required by Penson to effect such termination in the event the termination of a Related Document resulted from a bankruptcy, insolvency, liquidation or similar proceeding affecting Correspondent, ABW or their affiliates as such event of termination under a Related Document may be deemed by Penson to constitute an automatic event of termination hereunder).

4. Paragraph 19(d) of the Agreement is amended by adding the following text at the end of the current text:

     "For purposes of this Section, any change in "control" of Correspondent or any guarantor shall also constitute an assignment. "Control" means the direct or indirect power to direct or cause direction of the management and

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     policies  of  an  entity,  whether through the exercise of voting power, by contract or otherwise, as determined by Penson in its sole discretion, provided, however, and provided further that a transaction shall not constitute a change in control if (i) Correspondent shall have notified Penson in writing (sent by telecopy marked conspicuously on the cover sheet with "Urgent-Immediate Reply Needed" to each of Penson`s CEO, COO, CFO, General Counsel and Chief Compliance Officer and Andrew Koslow (208-275-3940) in reasonable detail of the general terms of a proposed transaction and identity of the applicable investor(s) and/or acquirer, and Penson either confirms that such transaction does not constitute a change in control or does not notify Correspondent within six business days after the day on which it receives the notice from Correspondent that Penson deems the transaction to be a change in control and the Correspondent or a guarantor complete a transaction on terms no less favorable to them than those provided in the notice or (ii) it involves the issuance by the Correspondent or a guarantor of common stock or other equivalent equity securities (A) in connection with the conversion of existing indebtedness on the date hereof of the Correspondent or a guarantor or (B) upon the conversion or exercise of warrants, preferred stock or other securities existing on the date hereof or issued pursuant to clause (A) above into common stock of the Correspondent or a guarantor.. Any attempted assignment, transfer, sale, or other delegation in violation of this Section shall be void and any change of control described herein may be deemed by Penson to be an immediate event of termination without application of any cure or grace period."


5. Paragraph 19(m) is modified by deleting the addresses for Penson and Correspondent and inserting in lieu thereof the addresses set forth in the signature blocks below for Penson and Correspondent, respectively.

6. The parties confirm the deletion of Section 12(g) inserted pursuant to the Amendment dated June 8, 1998.


7. Schedule A to the Agreement is deleted in its entirety and the form of Schedule A attached hereto is inserted in lieu thereof.



     All the remaining provisions of the Agreement between Correspondent and Penson remain unchanged and in full force and effect.



                                          Agreed  and  Accepted
Date:     July  __,  2002
                                          By:_________________________________
                                                  Daniel  P.  Son

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                                           President
                                           Penson  Financial  Services,  Inc.
                                           1700  Pacific  Avenue,  Suite  1400
                                           Dallas,  TX  75201

                                    By:_________________________________
                                           Robert  Malin
                                           President
                                           A.B.  Watley,  Inc.
                                           40  Wall  St.,  28th  Floor
                                           New  York,  NY  10005




                                             Ratified  and  confirmed  by  A.B.
                                             Watley  Group  Inc. as Guarantor of
                                             payment  and  performance  of  all
                                             obligations  of Correspondent as of
                                             the date hereof and with respect to
                                             all  amendments  prior to and after
                                             the  date  hereof:


                                             By:________________________________
                                                 Robert  Malin
                                                 President
                                                 A.B.  Watley  Group,  Inc.
                                                 40  Wall  St.,  28th  Floor
                                                 New  York,  NY  10005


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